                                                                Exhibit 10.1.10







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                                    SUBLEASE

                                     BETWEEN

                            OVERSEAS PARTNERS, INC.,
                                               SUBLANDLORD

                                       AND

                           EMCO MOTOR HOLDINGS, INC.,
                                               SUBTENANT



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                                 August __, 1994

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

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

 1.  PREMISES AND TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
 2.  USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 3.  POSSESSION; FURNITURE . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 4.  RENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
 5.  ADDITIONAL RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
 6.  CERTAIN OBLIGATIONS RELATED TO PREMISES . . . . . . . . . . . . . . . . . 5
 7.  INCORPORATION BY REFERENCE. . . . . . . . . . . . . . . . . . . . . . . . 6
 8.  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
 9.  ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
 10. NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
 11. SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
 12. ATTORNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
 13. ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . . . . .10
 14. BROKERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
 15. INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
 16. CONFLICT OR INCONSISTENCY . . . . . . . . . . . . . . . . . . . . . . . .12
 17. LANDLORD'S CONSENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .12
 18. FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . .13
 19. SECURITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
 20. QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
 21. WAIVERS; CONSENT TO JURISDICTION. . . . . . . . . . . . . . . . . . . . .15
 22. TERMINATION OF SUBLEASE . . . . . . . . . . . . . . . . . . . . . . . . .16
 23. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16


                                       (i)

                                    EXHIBITS

Exhibit A - Lease
Exhibit B - Premises
Exhibit C - Office Items
Exhibit D - Financial Statements
Exhibit E - Escrow Agreement


                                      (ii)

                                    SUBLEASE
                                        SUBLEASE made as of the _____ day of
                                   August, 1994, between OVERSEAS PARTNERS,
                                   INC., a New York corporation with offices at 375 Park Avenue, New York, New York 10152 (the "Sublandlord") and EMCO MOTOR HOLDINGS, INC., a Delaware corporation with offices at 585 Route 440, Jersey City, New Jersey 07304 (the "Subtenant").

                              W I T N E S S E T H:

          Sublandlord, as tenant, and Teachers Insurance and Annuity Association of America ("Landlord"), as landlord, entered into a Lease, originally dated January 5, 1990 (a true and complete copy of the Lease, including all Riders thereto and the Extension and Modification Agreement dated July 13, 1993 (the "Modification Agreement"), between Landlord and Sublandlord, and all Riders thereto (in all cases except for the deletion of certain financial provisions and those provisions not incorporated herein by reference) being attached hereto as Exhibit A and being sometimes collectively referred to herein as the "Lease"), whereby Landlord demised to Sublandlord premises situated on the 22nd floor of the building (the "Building") commonly known as 375 Park Avenue, in the Borough of Manhattan, City and State of New York, as commonly known as Suite 2201 and shown cross-hatched on the plan attached to the Lease (the "Premises"). Attached hereto as Exhibit A is a true, correct and complete copy of the Lease (except for the deletion of certain financial provisions not incorporated herein by reference), and there are no other agreements between Landlord and Sublandlord relating to the Premises.

          Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord the Premises.

          ACCORDINGLY, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto hereby agree as follows:

          1. PREMISES AND TERM. Subject to the terms and conditions set forth herein, and the prior consent of Landlord (as provided in Section 17 hereof), Sublandlord hereby subleases to Subtenant and Subtenant hereby hires and takes from Sublandlord the Premises. The term (the "Term") of this Sublease will commence (the "Commencement Date") on September 1, 1994; PROVIDED, HOWEVER, that if Sublandlord is able to deliver possession of the Premises to Subtenant prior to September 1,

1994, the Commencement Date shall be the later of (a) the date which is five (5) business days after the date Sublandlord notifies Subtenant that it is prepared to so deliver possession of the Premises and (b) the date Sublandlord so delivers possession of the Premises to Subtenant. The Term shall end on June 29, 2000, or on such earlier date upon which the Term expires pursuant to any of the conditions of limitation or other provisions of this Sublease, or pursuant to law (the "Expiration Date").

          2. USE. The Premises shall be used solely by Subtenant for executive, administrative and general offices, subject to the provisions of the Lease.

          3. POSSESSION; FURNITURE. (a) Subtenant's obligation to perform each and every one of the covenants, terms, conditions and agreements contained in the Lease and incorporated herein pursuant to the terms hereof shall commence on the Commencement Date. In the event that Sublandlord is delayed or prevented from delivering possession of the Premises to Subtenant by reasons of acts of God or any cause whatsoever beyond Sublandlord's reasonable control, neither party hereto shall be liable to the other party for consequential damages. If for any reason Sublandlord has not delivered possession of the Premises to Subtenant on or before October 15, 1994, Subtenant may cancel this Sublease by notice to Sublandlord and, except as otherwise specified herein, neither party shall have any further liability to the other party hereunder and any advance rentals or security deposited by Subtenant with Sublandlord or the Escrow Agent (as hereinafter defined) shall be returned to Subtenant.

          (b) Subtenant acknowledges that it has inspected the Premises and agrees to take the Premises on an "as-is" basis on the date hereof and further agrees that Sublandlord shall not be obligated to make any repairs or alterations whatsoever in or to the Premises. Notwithstanding the foregoing, prior to the Commencement Date, Sublandlord shall have the Premises cleaned thoroughly at its sole expense.

          (c) The Sublease of the Premises shall include the use of all furniture (the "Furniture") located in the premises on the date hereof, which items are listed on Exhibit C attached hereto. In connection therewith, Subtenant shall be responsible, at its sole cost and expense, for the maintenance and repair of the Furniture and Subtenant agrees not to remove any of the Furniture from the Premises without the prior written consent of Sublandlord. In the event that Subtenant desires to no longer use a piece of Furniture, it shall so notify Sublandlord in writing. If Sublandlord elects not to take back such piece of Furniture within ten (10) days after receipt of such notice, Subtenant shall have the right to sell such piece of Furniture, and the proceeds of such sale shall be paid to Sublandlord.

          4. RENT. During the Term, Subtenant shall pay to Sublandlord, exclusive of any amounts for electricity, taxes and any other amounts which Subtenant is obligated to pay hereunder, Basic Rent, without any notice or demand and without any reduction, abatement, counterclaim, set off or deduction of any amount whatsoever, in the aggregate amount of $198,932 per annum for the period commencing on the Commencement Date to and including the Expiration Date, payable in equal monthly installments in advance on the 1st day of each month during the Term to Sublandlord at its offices in lawful money of the United States which shall be legal tender for payment of all debts, public and private, at the time of payment. Basic Rent of $16,577.67 for the first month of the Term shall be paid on the Commencement Date. In the event that the Commencement Date is any date other than the first day of a month, the Basic Rent for the second month of the Term shall be appropriately prorated.

          5. ADDITIONAL RENT. (a) Subtenant shall also pay to Sublandlord, as additional rent, all Additional Rent (as defined in the Modification Agreement) payable from and after the Commencement Date by Sublandlord under the Lease or otherwise payable in respect of the Premises, including, without limitation, the amounts due under Article 12 of the Lease (as amended by Rider 4 and Paragraph 3 of the Modification Agreement) and Articles 6 and 17 of the Modification Agreement, PROVIDED THAT Sublandlord shall pay under the Lease that amount of additional rent which is imposed prior to the Commencement Date, and Subtenant shall not be obligated to pay as additional rent those amounts charged to Sublandlord under the Lease prior to the Commencement Date, and PROVIDED FURTHER THAT, for purposes solely of calculating the amount owed by Subtenant as additional rent under this Section 5, Article 17 of the Prime Lease shall be deemed to be amended to read as follows:

               (i) The definition of "Base Tax Factor" shall be deemed amended to mean the Taxes payable for the Tax Year beginning July 1, 1994; and

               (ii) The definition of "Base Operating Factor" shall be deemed amended to mean the average of the Operating Expenses incurred with respect to the two operating years beginning January 1, 1994 and concluding December 31, 1995.

          (b) Subtenant and Sublandlord agree that commencing January 1, 1995, and thereafter until such time as Sublandlord has determined the average of the Operating Expenses incurred for the operating years commencing January 1, 1994 and concluding December 31, 1995, Subtenant shall, subject to the following sentence, make the payments required under this Section 5 on the basis of the average of the Operating Expenses for the operating year commencing January 1, 1994 and concluding December 31, 1994 and the estimated Operating Expenses for calendar 1995 as shown in Landlord's Operating Statement pursuant to the following sentence. The parties agree that in connection therewith,

Subtenant will not be required to make payments hereunder until Landlord has delivered to Sublandlord (and Sublandlord has sent copies to Subtenant) Landlord's Operating Statement (as defined in the Lease) setting forth its statement of Tenant's Projected Operating Share (as defined in the Lease) for 1995. Thereafter, once the Sublandlord has determined the average of the Operating Expenses Incurred for the two operating years commencing January 1, 1994 and expiring December 31, 1995, it will so notify Subtenant. In the event that such average amount is greater than the amount Subtenant theretofore paid based upon the Base Operating Factor being the Operating Expenses Incurred in the operating year beginning January 1, 1994, Subtenant shall, within five (5) days of receipt of Sublandlord's notice, remit to Sublandlord an amount equal to the amount so owing by Subtenant. In the event that such average amount is less than the amount Subtenant theretofore paid based upon the Base Operating Factor being the Operating Expenses Incurred in the operating year beginning January 1, 1994, Sublandlord shall, concurrently with the delivery of its notice to Subtenant, remit to Subtenant an amount equal to the amount theretofore overpaid by Subtenant.

          (c) The amounts payable by Tenant under this Section 5 as additional rent shall be prorated from the Commencement Date of the Term if such amounts are payable in respect both to periods prior to the Commencement Date and to periods thereafter.

          (d) The additional rent shall be payable by Subtenant within ten (10) days after the delivery to Subtenant of a copy of any statement under the Lease from Landlord to Sublandlord (including any statement delivered after the expiration of the Term or other termination of this Sublease). Sublandlord shall have the same remedies for a default in the payment of additional rent as are provided under this Sublease for default in the payment of Basic Rent.

          (e) In the event this Sublease shall expire or terminate on a date other than the last day of a calendar year, any payment of additional rent to which Sublandlord is entitled, with respect to the calendar year in which this Sublease expires or terminates, shall be apportioned and prorated.

          (f) If Sublandlord receives any refund or credit pursuant to the terms of the Lease which relates to the Premises during the Term, Sublandlord shall credit to Subtenant against the next installment of Basic Rent or any other charge due hereunder that portion of such refund or credit which relates to overpayments by Subtenant under this Section 5.

          (g) Subtenant shall pay Sublandlord all other amounts payable by Sublandlord to Landlord during the Term with respect to the Premises and Subtenant's use thereof, including, without limitation, all amounts payable for
(i) lamps, starters and ballasts (including replacements thereof) used in lighting fixtures in the Premises pursuant to the Lease, (ii) steam and water other than that used for normal drinking, lavatory, cleaning, dishwashing and toilet facilities as specified in the Lease, (iii) additional cleaning, elevator, rubbish removal or HVAC pursuant to the Lease and (iv) any fee, charge or amount incurred in connection with obtaining the consent or approval of Landlord to any matter.

          (h) All costs, charges, fees, amounts and sums payable by Subtenant to Sublandlord or incurred by Sublandlord and due and payable by Subtenant to Sublandlord hereunder or under the Lease as incorporated herein by reference shall be due and payable as additional rent under this Sublease.

          (i) Unless and until Subtenant shall default beyond any applicable grace period provided for herein in the payment of the Basic Rent or additional rent provided for in this Sublease, Subtenant may pay the Basic Rent and additional rent by unendorsed checks payable to Sublandlord, subject to collection. From and after any such monetary default until the same shall be cured, Sublandlord may, at any time thereafter, require Subtenant to pay the Basic Rent and additional rent by unendorsed certified or official bank check drawn on a bank or trust company which is a member of the New York Clearinghouse Association.

          (j) In addition to all other amounts payable hereunder, Subtenant shall pay to Sublandlord the aggregate amount of $14,556 per year for electricity (the "Electric Charge"). The Electric Charge shall be payable, without any notice or demand and without any reduction, abatement, counterclaim, set-off or deduction of any amount, in equal monthly installments of $1,213 in advance on the first day of each month during the Term, together with the Basic Rent for such month. Sublandlord represents to Subtenant that the current Electrical Inclusion Amount (as defined in the Lease) is $14,556, and Sublandlord has not received any written notice indicating a change in such amount. However, the parties hereto acknowledge that the Electric Charge shall be subject to increase or decrease in accordance with the terms and provisions of the Lease, but that it is the intent of the parties that the Electric Charge shall equal the Electrical Inclusion Amount.

          6. CERTAIN OBLIGATIONS RELATED TO PREMISES. It is the intent of Sublandlord and Subtenant that during the Term of this Sublease, that between Sublandlord and Subtenant, Subtenant shall bear all of the costs and expenses relating to the Premises which are attributable to facts and circumstances first occurring during the Term and Sublandlord shall bear all the costs and expenses relating to the Premises which are attributable to any period before or after the Term, whether such costs and expenses arise under the Lease or otherwise, so that Sublandlord is reimbursed or held harmless by Subtenant from and against all such costs and expenses.

           7. INCORPORATION BY REFERENCE. To the extent not otherwise inconsistent with the terms, covenants, conditions and provisions specified in this Sublease, the terms, covenants, conditions and provisions of the Lease are incorporated herein by reference as though fully set forth herein in full on the following understandings:

          (a) The term "Landlord", as used therein, shall refer to Sublandlord hereunder, its successors and assigns, and the term "Tenant", as used therein, shall refer to Subtenant hereunder, and provided appropriate consents are obtained from Landlord pursuant to the Lease, its successors and assigns.

          (b) In any case where Landlord reserves the right or remedy to enter the Premises, such right or remedy shall inure to the benefit of Landlord as well as to Sublandlord.

          (c) Subtenant acknowledges that Sublandlord is not in a position, nor shall it be required, to furnish to Subtenant during the Term any water, heat, electricity, air conditioning, light, power or any other work, facilities, utilities, materials or services of any kind or nature whatsoever. The performance by Landlord of its obligations under the Lease shall, for all purposes of this Sublease, be deemed to be the performance of such obligations by Sublandlord, and Sublandlord's obligations herein shall be limited to the extent to which such obligations are performed by Landlord under the Lease. As set forth in Subparagraph (k) below, Sublandlord shall use reasonable efforts to request Landlord to perform its obligations under the Lease.

          (d) Except as set forth in subparagraph (k) below, Sublandlord's sole obligation to provide work, services, repairs and restoration or the performance of other obligations required of Landlord under the Lease, shall be (i) limited to the extent to which such obligations are performed by Landlord under the Lease and (ii) to request the same, on the basis of a prior request in writing by Subtenant, and to use its reasonable efforts, without expending any funds, to obtain the same from Landlord. The performance by Landlord of its obligations under the Lease shall, for all purposes hereunder, be deemed to be the performance of such obligations by Sublandlord under the Lease as incorporated herein by reference. Sublandlord shall not be liable for any default by Landlord under any of the provisions of the Lease or for any damages arising out of any such default.

          (e) Subtenant shall perform and comply with all of the terms, provisions, covenants and conditions of the Lease with respect to the Premises. Subtenant covenants and agrees that it will not do or suffer or permit anything to be done or omit to do anything which Subtenant is obligated to do under the terms of this Sublease which would result in a default under or cause the Lease to be terminated. Subtenant will indemnify Sublandlord and hold Sublandlord harmless from any loss or liability and for all costs and expenses, including reasonable attorneys fees, arising out of, by reason of, or resulting from, Subtenant's failure to so perform or observe any of the covenants, terms, conditions and agreements of the Lease.

          (f) Whenever any provision of the Lease which has been incorporated herein by reference requires Sublandlord, as tenant under the Lease, to take any action within a certain period of time after notice from Landlord, then, upon notice from Sublandlord to Subtenant, Subtenant shall take such action within five (5) days prior to the ending of such period of time or, if such time period is less than ten (10) days, one-half the number of days in such time period (it being understood that if the number of days is odd, the extra day shall be allocated to Subtenant).

          (g) In all provisions of the Lease requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Landlord and Sublandlord. In each instance where the approval or consent of Landlord has been obtained by Subtenant, Sublandlord shall not unreasonably withhold or delay its approval or consent. Sublandlord's withholding of its approval or consent shall be deemed to be reasonable if the matter to which consent or approval is requested (i) increases Sublandlord's costs under the Lease in any manner and Subtenant does not agree to bear the cost thereof, or
(ii) is likely, in Sublandlord's reasonable judgment, to create a default under the Lease.

          (h) Whenever any provision of the Lease requires Landlord to give notice to Sublandlord thereunder and such provision has been incorporated herein by reference (thus requiring Sublandlord to give such notice to Subtenant), such notice by Sublandlord to Subtenant shall for all purposes hereunder be deemed timely given if given to Subtenant within five (5) days after receipt by Sublandlord of such notice from Landlord; provided, that if the matter to which such notice relates requires action within less than ten (10) days, Sublandlord shall promptly give a copy of such notice to Subtenant by facsimile transmission.

          (i) To the extent that the provisions of the Lease may conflict or be inconsistent with the provisions of this Sublease, whether or not such inconsistency is expressly noted herein, the provisions of this Sublease shall prevail. Subtenant expressly acknowledges and agrees that in no event whatsoever shall Sublandlord have any obligations of any nature under this Sublease or otherwise with respect to work, repairs or services or otherwise relating to the Premises or this Sublease to be performed by Landlord under the Lease and all such work, repairs and services to be made and furnished pursuant to any provision of this Sublease, will in fact be furnished by the Landlord and not by Sublandlord. Sublandlord shall in no event be liable to Subtenant nor shall Subtenant's obligations hereunder be impaired or the performance thereof excused because of any failure or delay on Sublandlord's part or on Landlord's part in furnishing any such work or services or in making any of such repairs. If Landlord shall default in the performance of any of its covenants, agreements or obligations under the Lease or if Landlord shall breach any of its representations or warranties under the Lease, Sublandlord shall have no liability in connection therewith and Subtenant shall only have the right, at Subtenant's sole cost and expense, but in the name of Sublandlord, to make demand or institute any appropriate action or proceeding against Landlord in connection therewith. Subtenant will pay and will indemnify and hold Sublandlord harmless against any and all loss or liability arising out of, and for all costs and expenses, including attorneys' fees, incurred in the prosecution of any proceedings or actions so taken by Subtenant.

          (j) Sublandlord shall have under this Sublease as to Subtenant all rights possessed by Landlord against Sublandlord as tenant under the Lease.

          (k) In addition to the foregoing, Sublandlord shall (i) cooperate with Subtenant in seeking to exercise Sublandlord's rights under the Lease and to obtain the performance by Landlord of its obligations under the Lease and
(ii) use reasonable efforts to cause Landlord to perform under the Lease. Subtenant shall have the right to take any action against Landlord in its own name and for that purpose and only to such extent all the rights of Sublandlord under the Lease are hereby assigned to Subtenant, and Subtenant shall be subrogated to such rights. If any action against Landlord in Subtenant's name shall be barred by reason of lack of privity, nonassignability or otherwise, Sublandlord shall permit Subtenant to take such action in Sublandlord's name; provided that Subtenant shall indemnify and hold Sublandlord harmless against all liability, loss or damage which Sublandlord may incur by reason of such action and that copies of all papers and notices of all proceedings shall be given to Sublandlord. If Subtenant receives an abatement or diminution of rent or any other amount payable in respect to the Premises, Subtenant shall be entitled, after deducting from such amount all expenses incurred by Subtenant in connection therewith, to apply the same to the Basic Rent.

          (l) Notwithstanding the foregoing, the following Articles of the Lease and Modification Agreement shall be omitted from this Sublease and shall not be deemed a part hereof: (i) Articles 11, 23, 25, 27, 33 and Riders 1, 3 and 9 and Paragraph 15 of Rider 6 of the original Lease, (ii) Paragraphs 2, 3, 6 and 9 of the Modification and (iii) Sections 7.01 and 18.05 and Articles 8, 11 and 15 of the Rider to the Modification.

          8. INSURANCE. On or before the Commencement Date and so long as this Sublease remains in effect, Subtenant, at its sole expense, will maintain with insurers approved by Sublandlord, all insurance required under the Lease. All such insurance policies shall name Landlord and Sublandlord as additional named insureds. Policies or certificates evidencing the issuance of insurance required to be maintained pursuant to this Paragraph 8 shall be delivered by Subtenant to Sublandlord simultaneously herewith and shall provide that no cancellation thereof shall be effective until at least twenty (20) days after receipt by Landlord and Sublandlord of written notice thereof.

          9. ALTERATIONS. Subtenant shall not make any alterations, improvements or installations in and to the Premises without the prior written consent of each of Sublandlord and Landlord; PROVIDED, that where the consent of Landlord has been obtained by Subtenant, Sublandlord shall not unreasonably withhold its consent. All alterations and improvements in and to the Premises made either prior to or during the Term shall be and remain the property of Sublandlord or Landlord, as the case may be, and shall remain upon and be surrendered with the Premises as part thereof at the end of the Term.

           10 NOTICE. All notices or other communications which are required hereunder or otherwise delivered in connection herewith shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               if to Sublandlord, to:

                    c/o O'Sullivan Graev & Karabell
                    30 Rockefeller Plaza
                    New York, New York  10112
                    Attention:  Jeffrey S. Held, Esq.
                    Facsimile:  (212) 408-2420
                    Telephone:  (212) 408-2400;

               if to Subtenant, to:

                    (a)  prior to Commencement Date:
                         585 Route 440
                         Jersey City, New Jersey  07304
                         Attention:  Arthur Rawl
                         Facsimile:  (201) 434-2772
                         Telephone:  (201) 433-9297

                    (b)  after Commencement Date:
                         375 Park Avenue
                         Suite 2201
                         New York, NY  10152
               with a copy to:

                    Morrison & Foerster
                    1290 Avenue of the Americas
                    41st Floor
                    New York, New York  10104
                    Attention:  Andrew Weiner, Esq.
                    Facsimile:  (212) 468-7900
                    Telephone:  (212) 468-8122.

          11. SUBORDINATION. This Sublease and all of Subtenant's rights hereunder are and shall remain in all respects subject and subordinate to all of the terms and provisions of the Lease. The foregoing provision shall be self-operative and no further instrument of subordination shall be necessary to effectuate such provision unless required by Landlord or Sublandlord, in which event Subtenant shall, upon demand by Landlord or Sublandlord at any time and from time to time, execute, acknowledge and deliver to Sublandlord and Landlord any and all instruments that Sublandlord or Landlord may reasonably require to confirm such subordination of this Sublease and the rights of Subtenant hereunder.

          12. ATTORNMENT. If (a) the Lease should be terminated prior to the Expiration Date or (b) Landlord should succeed to Sublandlord's estate in the Premises, then, at Landlord's election, or, at the joint election of Sublandlord and Landlord, Subtenant shall attorn to and recognize Landlord as Sublandlord under this Sublease and Subtenant shall promptly execute and deliver any instrument to Landlord which Landlord may require to reasonably evidence such attornment, whereupon Sublandlord shall be released from any and all obligations and liability hereunder, except if such termination or succession in interest is due to Sublandlord's default. If the term of the Lease is terminated for any reason prior to the Expiration Date and Landlord shall not elect to have Subtenant so attorn, this Sublease shall thereupon be terminated ipso facto without any liability of Sublandlord to Subtenant by reason of such early termination, except if such termination is due to Sublandlord's default. References in this Sublease to the "termination" of this Sublease shall include the Expiration Date and any earlier termination thereof pursuant to the provisions of this Sublease, the Lease or by law. Any liability of Subtenant to make any payment under this Sublease which shall have accrued prior to the termination of this Sublease, shall survive the termination of this Sublease.

          13. ASSIGNMENT AND SUBLETTING. (a) Subtenant shall not assign, mortgage, pledge or otherwise encumber this Sublease (whether by operation of law or otherwise), nor sublet the Premises or any part thereof, except in accordance with this Section 13.

          (b) Subject in each instance to the provisions and requirements of the Lease and the consent of Landlord (if required under the Lease), Subtenant shall have the right to sublease the Premises or assign this Sublease to the sole stockholder or a wholly owned subsidiary of Subtenant or to an Affiliate (as hereinafter defined) of Subtenant; PROVIDED, HOWEVER, that no such assignment or sublease shall in any respect release Subtenant from its obligations under this Sublease. As used herein, "Affiliate" shall mean any person or entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Subtenant.

          (c) Subject in each instance to the provisions and requirements of the Lease, and the consent of both Landlord (if required under the Lease) and Sublandlord (which shall not be unreasonably withheld), Subtenant shall have the right to assign this Sublease or sublease the Premises to a third party that is not an Affiliate of Subtenant, PROVIDED that any profits to be received from Subtenant in connection with such an assignment or sublease (after deducting the reasonable expenses incurred by Subtenant for brokerage fees and preparing the Premises for such assignment or sublease) shall be split equally between Sublandlord and Subtenant and shall be paid to Sublandlord immediately upon receipt by Subtenant, PROVIDED, HOWEVER, that a public offering of equity securities by Subtenant shall not be deemed to be an assignment of the Sublease if, after such public offering, the party in control (as such term is defined in rule 405 promulgated under the Securities Act of 1933, as amended) of the Subtenant immediately prior to such public offering, either (a) continues to control the Subtenant, or (b) holds a greater percentage of the outstanding voting power of the Subtenant than any other shareholder of such Subtenant. No such assignment or sublease shall in any respect release Subtenant from its obligations under this Sublease. In the event Subtenant notifies Sublandlord in writing (the "Section 13 Notice") of its desire to assign this Sublease or sublease the Premises in accordance with this Section 13(c), Sublandlord shall notify Subtenant of its decision to grant or withhold consent thereto within ten
(10) Business Days after receipt of (i) the Section 13 Notice and (ii) all information reasonably requested by Sublandlord in connection with such proposed assignment or subletting. In the event Sublandlord fails to respond to Subtenant during such ten (10) Business Day period, such proposed assignment or subletting shall be deemed approved. Sublandlord's failure to grant its consent to a proposed assignment or subleasing based solely on the financial condition of the proposed assignee or sublessee shall be deemed unreasonable if, and only if, (x) Subtenant remains liable to Sublandlord for all of its obligations under this Sublease and (y) Subtenant has a net worth at the time of such proposed assignment equal to or greater than its net worth as of the date hereof.

          14. BROKERS. Each of Subtenant and Sublandlord represents and warrants that it has dealt with no broker in connection with this Sublease or the Premises other than Walker, Malloy & Company, Inc., the brokerage affiliate of Quinlan & Field (the "Broker") and Cushman & Wakefield, Inc. Subtenant shall indemnify and hold Sublandlord harmless against brokerage fees and any claims, costs and expenses, including attorneys' fees, incurred by Sublandlord if the foregoing representation and warranty of Subtenant is not true and Sublandlord shall indemnify and hold Subtenant harmless against brokerage fees and any claims, costs and expenses, including attorneys' fees, incurred by Subtenant if the foregoing representation and warranty of Sublandlord is not true. Sublandlord shall pay the commission owing to the Broker pursuant to a separate agreement between Sublandlord and the Broker.

          15. INDEMNIFICATION. (a) Subtenant shall indemnify and hold Sublandlord harmless from and against any and all liability (statutory or otherwise), claim, suit, demand, damage, judgment, cost, interest and expense, including, but not limited to, attorneys' fees and charges, which Sublandlord may incur or pay out, by reason of, or resulting from any breach by Subtenant of any provision of or representation or warranty contained in, this Sublease or of the Lease as incorporated herein by reference, or default on the part of Subtenant hereunder or under the Lease as incorporated herein by reference, or by reason of any injuries to person or property occurring in, on or about the Premises, regardless of the cause thereof.

          (b) Sublandlord shall indemnify and hold Subtenant harmless fromand against any and all liability (statutory or otherwise), claim, suit, demand, damage, judgment, cost, interest and expense, including, but not limited to, attorneys' fees and charges, which Subtenant may incur or pay out, by reason of, or resulting from any breach by Sublandlord of any provision of or representation or warranty contained in, this Sublease or of the Lease as incorporated herein by reference, or default on the part of Sublandlord hereunder or under the Lease or resulting from any facts or circumstances first occurring prior to the Commencement Date.

          16. CONFLICT OR INCONSISTENCY. In case of any conflict or inconsistency between the provisions of the Lease and those of the Sublease, the provisions of this Sublease shall, as between Sublandlord and Subtenant, control.

          17. LANDLORD'S CONSENT. This Sublease is expressly conditioned upon Landlord's consent in writing to the same. Sublandlord shall promptly request Landlord's approval in writing of this Sublease. If Landlord has not signed and delivered the Consent within thirty (30) days from the date of this Sublease, either Subtenant or Sublandlord may within thirty (30) days thereafter and prior to Landlord's signing and delivering the Consent, give written notice to the other party hereto canceling and terminating this Sublease on a date designated in such notice not less than seven (7) nor more than fourteen (14) days from the date it is given. If, during the period from the date of the notice to the date designated therein for cancellation of this Sublease, Sublandlord shall obtain the Consent and shall deliver a fully executed (except for the signature of Subtenant) duplicate original of the Consent to Subtenant, then the notice shall be null and void and the Sublease shall remain in effect. If this Sublease is canceled pursuant to the provisions of this Section, Subtenant shall have no right or interest in the Premises and, except as otherwise specified herein, neither party shall have any further liability to the other hereunder and any advance rentals or security deposited by Subtenant with Sublandlord shall be returned to Subtenant. Sublandlord shall submit a request for consent to this Sublease to Landlord with all required documentation within ten (10) business days after the date hereof. In connection therewith, Subtenant shall provide Landlord with all information requested by Landlord in connection with such consent.

          18. FINANCIAL STATEMENTS. (a) Subtenant acknowledges that attached hereto as Exhibit D are true, correct and complete copies of each of the following financial statements:

               (i) the audited balance sheet of Subtenant as at December 31, 1993 and the related audited statements of results of operations, retained earnings and cash flow for the fiscal year then ended, together with all notes thereto, accompanied by the unqualified report thereon of Coopers & Lybrand, Subtenant's independent public accountants (the "Accountants"); and

               (ii) the unaudited balance sheet of the Subtenant as at March 31, 1994 and the related statements of results of operations, retained earnings and cash flow for the three (3) month period then ended, prepared and certified by the chief financial officer of Subtenant.

          Subtenant represents and warrants that all such financial statements are true, correct and complete in all respects, were prepared in accordance with the books and records of Subtenant, fairly present the financial position of Subtenant at and as of the dates indicated and fairly present the results of operations, retained earnings and cash flow of Subtenant for the periods indicated and were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods covered hereby and in accordance with historical practice.

          (b) During the Term, Subtenant shall provide Sublandlord with the following financial statements (collectively, the "Financial Statements"):

               (i) within 120 days after the end of each of its fiscal years, a balance sheet of Subtenant as at the end of such fiscal year and statements of results of operations, retained earnings and cash flow for such year, all in reasonable detail and certified by the Accountants or another firm of certified public accountants reasonably acceptable to Sublandlord; and

               (ii) within 45 days after the end of each quarter, a condensed balance sheet of Subtenant as at the last day of such quarterly period, together with condensed statements of results of operations, retained earnings and cash flow for such quarter, together with corresponding cumulative condensed statements from the first day of the current year to the last day of such quarter, all certified by the chief financial officer of Subtenant.

All of the Financial Statements will be prepared in accordance with GAAP on a basis consistent with historical practice.

          19. SECURITY. Simultaneously with the execution of this Sublease, Subtenant is depositing with O'Sullivan Graev & Karabell ("Escrow Agent") a security deposit in the sum of FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00) (the "Security Deposit"). The Security Deposit will be held by Escrow Agent pursuant to the terms of an Escrow Agreement among Sublandlord, Subtenant and Escrow Agent, in the form of Exhibit E attached hereto, with the intent being that the Security Deposit will be released to Sublandlord upon execution and delivery by Landlord of its consent to this Sublease. If at any time during the Term Subtenant's net worth (as determined in a manner consistent with Subtenant's principal financial statements), as reflected on any Financial Statement, is less than Twenty Million Dollars ($20,000,000), Subtenant shall within five (5) business days after notice from Sublandlord deposit additional funds with Sublandlord (or, if applicable, Escrow Agent) sufficient to increase the Security Deposit to One Hundred Thousand and 00/100 Dollars ($100,000.00).

          The Security Deposit is security for the faithful performance and observance by Subtenant of all of the terms, covenants and conditions of this Sublease on Subtenant's part to be performed and observed and payment of any and all other damages for which Subtenant shall be liable by reason of any act or omission contrary to any of said terms, covenants and conditions. Sublandlord may use, apply or retain the whole or any part of the Security Deposit for any Basic Rent, additional rent and any other sums as to which Subtenant may be in default hereunder beyond any applicable grace period and for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant's default in respect of any of the terms, covenants and conditions of this Sublease, including, without limiting the generality of the foregoing, any and all damages and deficiencies in the reletting of the Premises, whether such damages or deficiencies shall accrue before or after summary proceedings or other re-entry by Sublandlord, whereupon Subtenant, after notice from Sublandlord, shall cause an additional cash deposit to be deposited with Sublandlord so that the Security Deposit at all times during the Term hereof shall always remain in the amount specified in this Section 19. The parties acknowledge that Sublandlord's use or retainage of all or any portion of the Security Deposit shall in no way be an exclusive remedy and Sublandlord shall have in all instances the right to seek all other remedies available at law or equity. In the event that Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the Security Deposit, or so much thereof as shall not have been applied by Sublandlord as aforesaid, shall be returned to Subtenant within five (5) business days after the Expiration Date. The Security Deposit shall be maintained in an interest bearing account and Subtenant shall be entitled to all interest earned thereon less the deduction for administrative expenses permitted pursuant to Section 7-103 of the General Obligations Law. In the event of an assignment by Sublandlord of its interest under the Lease and an assumption by the assignee of all of the obligations of Sublandlord under the Lease, Sublandlord shall have the right to transfer the Security Deposit to the assignee, and Sublandlord shall thereupon be released by Subtenant from all liability for the return of such Security Deposit. In such event, Subtenant shall look solely to such assignee for the return of the Security Deposit. The foregoing provisions shall apply to every transfer or assignment made of the Security Deposit. Subtenant covenants that it will not assign or encumber, or attempt to assign or encumber, the Security Deposit, and that neither Sublandlord, nor its successors and assigns, shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

          20. QUIET ENJOYMENT. If, and so long as, Subtenant pays all of the rent and additional rent due under this Sublease, and keeps, observes and performs each and every covenant, agreement, term, provision and condition herein contained or contained in the Lease as incorporated herein, on the part of Subtenant to be kept, observed and performed, Sublandlord covenants that Subtenant shall quietly enjoy the Premises without hindrance or molestation by Sublandlord, subject, however, to the covenants, agreements, terms, provisions and conditions of this Sublease and the Lease.

          21. WAIVERS; CONSENT TO JURISDICTION. Each of Subtenant and Sublandlord (a) waives any right to a trial by jury in any action to enforce or defend any matter arising from or related to this Sublease; (b) irrevocably submits to the jurisdiction of any State or Federal Court located in New York County, New York, over any action or proceeding to enforce or defend any matter arising from or relating to this Sublease; (c) irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding; (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law; and
(e) agrees not to institute any legal action or proceeding against the other party hereto or any of such other party's stockholders, partners, officers, directors, employees, agents, representatives or property, concerning any matter arising out of or relating to this Sublease in any court other than one located in New York County, New York. Each of Subtenant and Sublandlord waives personal service of the summons and complaint, or other process or papers issued in any action or proceeding to enforce or defend any matter arising from or related to this Sublease, and agrees that service of such summons and complaint, or other process or papers may be made by registered or certified mail addressed to such party at the address of such party set forth above.

          22. TERMINATION OF SUBLEASE. (a) Subtenant shall quit and surrender the Premises and the Furniture on or before the end of the Term, broom clean, in good order and condition, ordinary wear and tear, damage and casualty (other than a casualty caused by the negligence or misconduct of Subtenant or its employees; agents or representatives) excepted and shall repair any damage caused by the removal of any of Subtenant's property.

          (b) Subtenant acknowledges that possession of the Premises and the Furniture must be surrendered to Sublandlord at the expiration or sooner termination of the Term of this Sublease by operation of law or otherwise. Subtenant agrees to indemnify and save Sublandlord harmless against all costs, claims, loss or liability of any nature whatsoever (including, without limitation, reasonable fees and disbursements of attorneys) resulting from, or arising out of, delay by Subtenant in so surrendering the Premises and Furniture. Nothing herein contained shall be deemed to permit Subtenant to retain possession of the Premises or the Furniture after the expiration or sooner termination of the Term.

          23. MISCELLANEOUS. (a) Sublandlord and Subtenant each represent and warrant to the other that each person executing this Sublease on its behalf is duly authorized to so execute this Sublease.

          (b) This Sublease cannot be waived, modified, terminated or canceled except by an agreement in writing signed by the party to be charged.

          (c) The exercise, validity, construction, operation and effect of the terms and provisions of this Sublease shall be determined and enforced in accordance with the laws of the State of New York.

          (d) The captions in this Sublease and the table of contents are inserted only as a matter of convenience and shall not define, limit, extend or describe the scope of this Sublease or affect the construction hereof.

          (e) If any of the provisions of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

          (f) This Sublease shall be binding upon and inure to the benefit of Sublandlord, its successors and assigns. It shall also be binding upon, and inure to the benefit of Subtenant. It is not assignable by Subtenant, except in accordance with the provisions of the Lease and this Sublease, and, if appropriate consents to any assignment are obtained under the Lease and this Sublease, it shall be binding upon the assignee as to whom such consents are obtained. Sublandlord shall not assign this Sublease (it being understood that any event which would constitute an assignment by the tenant under the Lease shall constitute an assignment by Sublandlord hereunder) unless the assignee assumes all of the obligations of Sublandlord under this Sublease and in no event shall Sublandlord be deemed to be released from its obligations hereunder in connection with any assignment. No partner, shareholder, director or officer of Sublandlord, or of any partner or shareholder of Sublandlord (collectively, the "Parties") shall be liable for the performance of Sublandlord's obligations under this Sublease. Subtenant shall look solely to Sublandlord to enforce Sublandlord's obligations hereunder and shall not seek any damages against any of the Parties.

          (g) Each right and remedy of Sublandlord under this Sublease is cumulative and in addition to every other right and remedy of Sublandlord under this Sublease now or hereafter existing at law or in equity, by statute or otherwise.

          (h) No surrender of possession of the Premises or of any part thereof or of any remainder of the Term of this Sublease shall release Subtenant from any of its obligations hereunder unless accepted by Sublandlord in writing.

          (i) The receipt and retention by Sublandlord of Basic Rent or additional rent from anyone other than Subtenant shall not be deemed a waiver of the breach by Subtenant of any covenant, term, condition or agreement herein contained, or the acceptance of such other person as a tenant, or a release of Subtenant from the further keeping, observance or performance by Subtenant of the covenants, terms, conditions and agreements herein contained. The receipt and retention by Sublandlord of

Basic Rent or additional rent with knowledge of the breach of any covenant, term, condition or agreement herein contained shall not be deemed a waiver of such breach.

          (j) In addition to all other remedies provided for herein and in equity or by law, if Subtenant shall default (beyond any applicable grace period) in the observance or performance of any term, covenant, condition or agreement on Subtenant's part to be observed or performed under or by virtue of any of the terms or provisions of this Sublease, including any provisions of the Lease incorporated herein by reference, Sublandlord shall have the right, but not the obligation, to perform the same for the account of Subtenant, and if Sublandlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including, without limitation, reasonable attorneys' fees, such sums paid or obligations incurred, with interest at 10% per annum, shall be paid by Subtenant to Sublandlord within five (5) days of rendition of a bill or statement to Subtenant therefor.

          (k) This Sublease contains all of the covenants, agreements, terms, conditions and understandings relating to the leasing of the Premises to Subtenant and Sublandlord's obligations in connection therewith and neither Sublandlord nor any agent or representative of Sublandlord has made or is making, and Subtenant in executing and delivering this Sublease is not relying upon, any warranties, representations, promises or statements whatsoever. All understandings and agreements, if any, heretofore had between the parties are merged in this Sublease, which alone fully and completely expresses the agreement of the parties.

                                     *  *  *

          IN WITNESS WHEREOF, this Sublease has been duly executed as of the day and year first hereinabove written.

                                        SUBLANDLORD

                                        OVERSEAS PARTNERS, INC.

                                        By:  /s/ Illegible
                                           ----------------------

                                        SUBTENANT

                                        EMCO MOTOR HOLDINGS, INC.

                                        By:  /s/ E.P. Mager
                                           ----------------------

                             Overseas Partners, Inc.
                                 375 Park Avenue
                            New York, New York  10152

                                                                August ___, 1994

Emco Motor Holdings, Inc.
585 Route 440
Jersey City, New Jersey  07304

Ladies and Gentlemen:

          Reference is made to that certain Sublease dated as of August _, 1994 (the "Sublease") between Overseas Partners, Inc. ("Sublandlord") and Emco Holdings, Inc. ("Subtenant"). Sublandlord and Subtenant hereby agree that the Sublease is hereby amended as follows:

          (a)  The phrase "September 1, 1994" in the second sentence of
Section 1 of the Sublease is hereby deleted and the following is hereby substituted therefor: "the later of (a) September 1, 1994, (b) the date on which Landlord's consent is obtained pursuant to Section 17 hereof and (c) the date Sublandlord delivers possession of the Premises to Subtenant".


          As amended hereby, the Sublease is ratified and confirmed in all respects.

                              Very truly yours,



                              OVERSEAS PARTNERS, INC.

                                 By:
                                    ------------------------
                                    Name

                                    President
                                    ------------------------
                                    Title

Agreed & Accepted:

EMCO MOTOR HOLDINGS, INC.

By: __________________________
    Name

    __________________________
    Title